Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-224333-04  on Form S-3 of our report dated February 22, 2019, relating to the consolidated financial statements and financial statement schedule of Northern States Power Company, a Minnesota corporation, and subsidiaries appearing in this Annual Report on Form 10-K of Northern States Power Company, a Minnesota corporation, for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 22, 2019